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                                                                EXHIBIT 99.16(d)



Merrill Lynch Texas Municipal Bond Fund
  of Merrill Lynch Multi-State
  Municipal Series Trust - Class D
   10/21/94 - 7/31/95
                                                         Since        Since
                                                        Inception    Inception
                                                     Average Annual    Total
                                                      Total Return    Return*
                                                     --------------  ---------
Initial Investment                                       $1,000.00   $1,000.00

Divided by Initial Maximum Offering Price                    10.58
                                                     -------------

Divided by Net Asset Value                                               10.16
                                                                     ---------

Equals Shares Purchased                                     94.488      98.425

Plus Shares Acquired through
  Dividend Reinvestment                                      3.997       4.164
                                                        ----------   ---------
Equals Shares Held at 7/31/95                               98.486     102.589

Multiplied by Net Asset Value at 7/31/95                     10.60       10.60
                                                        ----------   ---------
Equals Ending Redeembale Value at
  $1000 Investment (ERV) at 7/31/95                       1,043.95    1,087.45

Divided by $1,000 (P)                                       1.0439      1.0874

Subtract 1                                                  0.0439      0.0874

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)                   4.39%
                                                        ==========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                                   8.74%
                                                                     =========
ERV divided by P                                            1.0439

Raise to the power of                                       1.2898

Equals                                                      1.0570

Subtract 1                                                  0.0570

Expressed as a percentage equals the
  Average Annualized Total Return                             5.70%
                                                        ==========
*Does not include sales charge for the period.





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30 DAYS STANDARDIZED YIELD
FOR THE PERIOD ENDING 7-31-95

MERRILL LYNCH TEXAS MUNICIPAL BOND FUND
  OF MERRILL LYNCH MULTI-STATE
  MUNICIPAL SERIES TRUST - CLASS D


Long term income generally based on yield to
  maturity times market Value of each security                    $762

Plus short term income accrued for the past
  thirty days                                                      173
                                                           -----------
Equals Total Income                                                935

Less expenses for the past thrity days                            -145
                                                           -----------
Equals net monthly income for yield calculation                    789
                                                           -----------
Average shares outstanding for 30 days                          16,720

Times the Maximum Offering Price                                 11.03
                                                           -----------
Equals total dollars                                          $184,425
                                                           ===========

Net monthly income divided by total dollars equals         0.004279365

Add 1                                                      1.004279365

Raise to the power of 6                                    1.025952454

Subtract 1                                                 0.025932454

Times 2                                                    0.051904908

Expressed as a percentage equals the
  standardized yield for the 30 day period                        5.19%
                                                              ========

Tax Rate                                                         28.00%

X = 1 minus Tax Rate                                             72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                          7.21%